UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

Beta Bionics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42491	47-5386878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hughes

Irvine, California 92618

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 427-7785

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BBNX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2025, the Board of Directors (the “Board”) of Beta Bionics, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Gerard Michel as a Class III director of the Company, with a term of office expiring at the 2028 annual meeting of stockholders. There are no arrangements or understandings between Mr. Michel and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Michel has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Michel has served as Chief Executive Officer and a director at Delcath Systems, Inc., a commercial-stage interventional oncology company, since October 2020. From June 2014 to September 2020, he served as Chief Financial Officer at Vericel Corporation, a biopharmaceutical company. Mr. Michel also served as Chief Financial Officer and Vice President, Corporate Development at Biodel, Inc. from November 2007 to May 2014, and Chief Financial Officer and Vice President of Corporate Development at NPS Pharmaceuticals Inc. from August 2002 to November 2007. Previously, Mr. Michel was a Principal at Booz Allen and held a variety of commercial roles at both Lederle Labs and Wyeth Labs. Mr. Michel holds an M.S. in Microbiology from the University of Rochester School of Medicine, an M.B.A. from the Simon School of Business, and a B.S. in both Biology and Geology from the University of Rochester.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”), Mr. Michel (i) will receive an annual cash retainer of $50,000 for service on the Board and (ii) was granted on the date of his appointment an award of 12,547 restricted stock units representing the right to receive an issuance of shares of the Company’s common stock (“RSUs”), which vest in full on the one-year anniversary of the date of his appointment, subject to Mr. Michel’s continuous service (as defined in the Company’s 2025 Equity Incentive Plan (the “Plan”)) on such vesting date. The Compensation Policy also provides for further automatic grants of RSUs with an aggregate grant date value of $165,000 on the date of each annual meeting of stockholders, which vest in full on either the one-year anniversary of the date of grant or the day immediately preceding the next annual stockholder meeting, subject to Mr. Michel’s continuous service through such vesting date. Each of the RSU grants described above will vest in full upon a change in control (as defined in the Plan). The above referenced compensation is subject to the annual compensation limits for non-employee directors set forth in the Compensation Policy. Mr. Michel has also entered into the Company’s standard form of Indemnification Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beta Bionics, Inc.

By:	/s/ Sean Saint
Sean Saint
President and Chief Executive Officer

Dated: March 27, 2025